Exhibit 10.30

Consulting Contract

The following is agreed upon

between

CityDeal Europe GmbH

-  hereinafter called the “Company” -

and

Mr. Marc Samwer

- hereinafter called the “Consultant” -

§ 1 Scope

(1)           The Consultant shall advise the Company and its subsidiaries regarding all goals and shall work for these, which these companies pursue according to their business objective.

(2)           The Consultant is free to determine his place of work and his work hours.  The Consultant undertakes to spend the predominant part of his work hours (at least 50%) on behalf of the Company.

(3)           The Consultant is not liable for damages in the fulfillment of his tasks, as long as he did not cause these deliberately or through gross negligence.

§ 2 Non-remuneration

(1)           The Consultant furnishes the advisory activities free of charge — based on his direct or indirect participation as a shareholder.

§ 3 Reimbursement for Expenditures

(1)           The Company shall reimburse the Consultant for necessary and documented expenditures for travel, telephone and postage, incurred in performing his tasks in the context of the present Contract.

(2)           The necessity of larger expenditures must be agreed upon with the Company before they are advanced.

(3)           The Consultant shall account for his expenditures on a monthly basis.

§ 4 Term of the Contract

(1)           The Consultant shall start his advisory activities on 04/01/2010.

(2)           This Consulting Contract shall end 18 months after this agreement is signed, without this requiring any notice.

§ 5 Duty of Loyalty

The Consultant undertakes to maintain confidentiality during and after the end of the contractual relationship concerning all business and operating secrets of which he becomes aware in the course of his activities on behalf of the Company.

§ 6 Safekeeping and Return of Documents

(1)           The Consultant undertakes to properly preserve all documents made available to him, as well as all documents or other records he has prepared, including concepts, which are in his possession and which concern the affairs of the Company, and in particular to ensure that third parties cannot gain access thereto.

(2)           Documents and records per Para. 1 shall be returned to the Company upon request during the duration of the contractual relationship and immediately, without request, after the end of the contractual relationship.

§ 7 Miscellaneous

Changes and/or additions to the present Contract must be in writing.

Berlin, 05/12/2010
Place, date

/s/ Arnt Jeschke
CityDeal Europe GmbH, represented by its managing director Arnt Jeschke

Place, date

/s/ Marc Samwer
Mr. Marc Samwer

Addendum to Consultancy Contract

between

Groupon Europe GmbH

- hereinafter “Company” -

and

Marc Samwer

- hereinafter “Consultant” -.

Company and the Consultant are hereinafter referred to as “Parties”, each a “Party”.

Preamble

(1)       The Parties entered into a consultancy contract (Beratervertrag) as of 19 May 2010 (“Consultancy Contract”).

(2)       The Parties intend to amend the Consultancy Contract in order to stipulate a contractual penalty in case of a breach of the Consultancy Contract.

Now, therefore, the Parties agree to amend the Consultancy Contract as follows

§ 1 Contractual Penalty

(1)     For each breach of the Consultant’s duties under Section 1 para (2) of the Consultancy Contract (except due to death or inability to work by reason of illness or permanent disability), that is continued despite a written warning sent by the Company to the Consultant (“Warning”) and after giving the Consultant a period of 14 days to cure any alleged breach (“Curing Period”), the Consultant shall pay a contractual penalty of US$ 25,000 (in words: Dollar twenty five thousand) to the Company for each calendar day (after the Curing Period) as long as the violation is continued (“Contractual Penalty”). After having received a Warning the Consultant shall notify the Company in writing if he cured the breached (“Cure Notification”). If the Consultant has duly given a Cure Notification the breach shall be deemed cured and the Company shall be pre-cluded

1

from claiming any Contractual Penalty with respect to such cured breach unless the Company has given a written notice of objection to the Cure Notification within five days after receipt of the Cure Notification describing in reasonable detail the reason why the Company believes the breach was not cured. If a breach was cured in accordance with the aforesaid sentences, this § 1 shall apply again to any new breach.

(2)       The Contractual Penalty shall in any case be credited against any damage claims the Company may raise vis-à-vis the Consultant in connection with a breach of the Consultant’s duties under the Consultancy Contract. Nothing contained in this Agreement shall limit or impair any rights or remedies of the Company with respect to any such breach, including, without limitation, any statutory, equitable or common law remedies to which the Company may be entitled.

§ 2 Miscellaneous

(1)       This addendum agreement contains the entire agreement between the Parties with respect to the subject matter hereof.

(2)       This agreement and/or the Consultancy Agreement may only be amended by written instrument executed by all Parties unless mandatory law requires more stringent form requirements.

(3)       This addendum agreement and the Consultancy Agreement shall be subject to the laws of the Federal Republic of Germany, excluding their private international law provisions.

(4)       Apart from the above stipulation, the Consultancy Contract remains in full force and effect.

Berlin, 18 Nov 2010
City, Date	City, Date

/s/ Arnt Jeschke	/s/ Marc Samwer
Groupon Europe GmbH	Marc Samwer

2

Addendum to Consultancy Contract

between

Groupon Europe GmbH

- hereinafter “Company” -

and

Marc Samwer

- hereinafter “Consultant” -

Company and the Consultant are hereinafter referred to as “Parties,” each a “Party.”

Preamble

(1)   The Parties entered into a consultancy contract (Beratervertrag) as of May 19, 2010 (the “Consultancy Contract”) and an addendum thereto on November 18, 2010.

(2)   The Parties intend to amend the Consultancy Contract in order to extend its term.

Now, therefore, the Parties agree to amend the Consultancy Contract as follows:

Section (2) of § 4 Term of Contract of the Consultancy Contract shall be amended and restated in its entirety as follows:

“(2)       The Consultancy Contract ends, without requiring termination, on October 19, 2013; provided, however, that after October 19, 2011, either Party may terminate the Consultancy Agreement at any time upon written notice to the other Party.”

The Parties further agree to add to the Consultancy Contact the following Section (3) to § 4 Term of Contract:

“(3)       The Parties agree that the Consultancy Contract shall terminate at such time as the Consultant commences employment as Senior Vice President—International of Groupon, Inc. or a comparable position with one of Groupon, Inc.’s affiliates. The terms of such employment shall be as mutually agreed upon by the Parties.”

Miscellaneous

(1)   This addendum agreement contains the entire agreement between the Parties with respect to the subject matter hereof.  For the avoidance of doubt, the Parties agree that the

Indemnification Agreement between the Consultant and Groupon, Inc. dated 29 August 2011 shall remain unaffected.

(2)   This agreement and/or the Consultancy Agreement may only be amended by written instrument executed by all Parties unless mandatory law requires more stringent form requirements.

(3)   This addendum agreement and the Consultancy Agreement shall be subject to the laws of the Federal Republic of Germany, excluding their private international law provisions.

(4)   Apart from the above stipulation, the Consultancy Contract remains in full force and effect.

Munich, October 6th, 2011
City, Date	City, Date

/s/ Arnt Jenschke	/s/ Marc Samwer
Groupon Europe GmbH	Marc Samwer